UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

SCOTT’S LIQUID GOLD-INC.

(Exact name of Registrant as specified in its charter)

Colorado	001-13458	84-0920811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4880 Havana Street, Denver, CO	80239
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 373-4860

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 29, 2012, Scott’s Liquid Gold-Inc. (the “Company”), certain of the Company’s subsidiaries, and Summit Financial Resources, L.P. (“Summit”) entered into the First Amendment (the “Amendment”) to their Second Amended and Restated Financing Agreement, dated March 16, 2011 (the “Agreement”). The Agreement provides for a factoring credit line up to $1.5 million that is secured primarily by the Company’s accounts receivable, inventory, any lease in which the Company is a lessor and all investment property and guarantees owned or made by the Company’s active subsidiaries. The Company entered into the Amendment to reduce its borrowing costs, extend the term of the Agreement, and make other minor revisions to its provisions.

Prior to entering into the Amendment, the term of the Agreement would have expired on September 1, 2012 and automatically renewed for an additional 12 month term unless either party elected not to renew pursuant to the terms of the Agreement. As modified by the Amendment, the current term of the Agreement will terminate on July 1, 2012 and a new term will immediately begin, continuing for a period of 18 months. Thereafter, the Agreement will automatically renew for additional 12 month terms unless either party elects not to renew in writing at least 60 days prior to completion of the then current term.

The Amendment also reduces the interest rate for borrowings and the administrative fees paid by the Company under the Agreement. The interest rate for the portion of any borrowing secured by accounts receivable is reduced from 1.5% to 1.0% over the prime rate, and from 4.0% to 2.5% over the prime rate for the portion of any borrowings secured by the Company’s inventory. The administrative fee for the portion of any borrowings secured by accounts receivable is reduced from 1.0% to 0.85% for a given quarter if the average quarterly borrowings under the Agreement in the prior quarter were less than or equal to $1,000,000, and to 0.75% if the average quarterly borrowings in the prior quarter were greater than $1,000,000. The administrative fee for the portion of any borrowings secured by the Company’s inventory is reduced from 1.35% to 1.0%.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A description of the Agreement is provided in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and a copy of the Agreement is filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Interested parties are encouraged to read the Amendment and the Agreement in their entirety because they contain important terms that are not summarized in this Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Document

99.1	First Amendment to Second Amended and Restated Financing Agreement between the Company and Summit, dated June 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT’S LIQUID GOLD-INC.

Date: July 2, 2012	/s/ Barry J. Levine
By: Barry J. Levine
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	First Amendment to Second Amended and Restated Financing Agreement between the Company and Summit, dated June 29, 2012